UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Post Oak Boulevard, Suite 560
Houston, Texas 77056
(Address of Principal Executive Offices)

4 Embarcadero Ctr., Suite 710, San Francisco, California 94111
(Former Name or Former Address, if Changed Since Last Report)

1-877-374-7836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stem, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on June 4, 2025 (the “2025 Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025 (the “Proxy Statement”), as updated by the Supplement to the Proxy Statement filed with the SEC on May 1, 2025 (the “Proxy Supplement”):

Proposal 1:	to elect the two Class I director nominees named in the Proxy Statement, to serve until the 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

Proposal 2:

to approve an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance by 4,000,000 shares and to extend the Plan term;

Proposal 3:	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

Proposal 4:	to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

Proposal 5:

to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 10:1 to 20:1, inclusive; and

Proposal 6:	to approve an amendment to the Company’s Certificate of Incorporation to effect a reduction in the total number of authorized shares of the Company’s common stock.

At the 2025 Annual Meeting, a total of 89,497,115 shares of the Company’s common stock entitled to vote, or approximately 54% of the total shares entitled to vote, were present or represented by proxy.

Proposal 1 - Election of Directors. Each of the Class I director nominees were elected to serve until the 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Krishna Shivram	34,804,913	1,987,038	52,705,164
Laura D’Andrea Tyson	28,637,841	8,154,110	52,705,164

Proposal 2 - Approval of the amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan. Stockholders approved the amendment and restatement by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,804,633	10,398,891	588,427	52,705,164

Proposal 3 - Advisory Approval of the Compensation of the Company’s Named Executive Officers. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,900,186	7,550,227	5,341,538	52,705,164

Proposal 4 - Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2025. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,047,786	2,549,867	1,899,462	—

Proposal 5 - Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 10:1 to 20:1, inclusive. Stockholders approved the amendment by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,119,142	11,255,030	1,122,943	—

Proposal 6 - Approval of an amendment to the Company’s Certificate of Incorporation to effect a reduction in the total number of authorized shares of the Company’s common stock. Stockholders approved the amendment by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,011,493	8,222,219	1,263,403	—

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported above, at the 2025 Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Plan to increase the number of shares available for issuance by 4,000,000 shares and to extend the Plan term.

For additional information regarding the Plan, please refer to the heading “Plan Summary” contained in Proposal 2 of the Proxy Statement, as updated by the Proxy Supplement.

The foregoing description and the summary contained in the Proxy Statement and Proxy Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stem, Inc. Amended & Restated 2024 Equity Incentive Plan (incorporated by reference to Appendix A to Stem’s Proxy Supplement on Schedule 14A filed on May 1, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: June 4, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Corporate Secretary

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